CODE OF ETHICS OF
                     STANDISH, AYER & WOOD INVESTMENT TRUST,
                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                STANDISH, AYER & WOOD DOMESTIC MASTER PORTFOLIO,
                           STANDISH, AYER & WOOD, INC.
                 STANDISH INTERNATIONAL MANAGEMENT COMPANY, L.P.
                                       AND
                        STANDISH FUND DISTRIBUTORS, L.P.

                       Dated: January 17, 1990 as amended
   September 6, 1991, November 8, 1995, February 9, 1996 and December 18, 1996


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                                       (2)

                                 CODE OF ETHICS

This CODE OF ETHICS, adopted pursuant to Section 17 (j) of the Investment Company Act of 1940 and Rule 17j-1 thereunder, applies to Access Persons (as defined below) of Standish, Ayer & Wood Investment Trust (the "Fund Trust"), Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust") and Standish, Ayer & Wood Domestic Master Portfolio (the "Domestic Portfolio Trust") and Standish, Ayer & Wood, Inc. and Standish International Management Company, L.P. (together, the "Adviser") and Standish Fund Distributors, L.P. (the "Principal Underwriter") (The Fund Trust, the Portfolio Trust and the Domestic Portfolio Trust are sometimes referred to here as the "Trust"). Rule 17-1 was adopted in order to prevent persons who are actively involved in the management, portfolio selection or underwriting of registered investment companies from engaging in fraudulent, deceptive or manipulative acts, practices or courses of business in connection with the purchase or sale of securities held or to be acquired by such companies. This Code is designed to prevent persons who have access to information concerning the portfolio securities transactions of the Trust from using that information for their personal benefit. The Code prohibits any Access Person from purchasing or selling a Security (as defined below) for any personal account if such Access Person knows or should know that the Trust is purchasing or selling, or considering purchasing or selling, such Security.

                                       I.

                                   DEFINITIONS

As used in this Code, the following terms shall have the meanings set forth below unless the context thereof otherwise requires:

"Access Person" with respect to the Trust or the Adviser means any director, trustee, officer, general partner (or director or officer of a general partner) or Advisory Person of the Trust or the Adviser or the General Partner of the Adviser. "Access Person" with respect to the Principal Underwriter means any director, trustee, officer or general partner (or director or officer of a general partner) of the Principal Underwriter who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities for the Trust, or whose functions or duties as part of the ordinary course of his or her business relate to making of any recommendation to the Trust regarding the purchase or sale of Securities.

"Adviser" has the meaning designated in the preamble hereto.

"Advisory Person" means (i) any employee of the Trust or the Adviser (or of any company in control relationship to the Trust or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of any Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases to sales and (ii) any natural person in a control relationship to the Trust or the Adviser who obtains information concerning recommendations made to the Trust regarding the purchase or sale of any Security.

"Beneficial ownership" shall be interpreted in the same manner as it is in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, both as amended from time to time, except that the determination of beneficial ownership shall apply to all Securities which an Access Person has or acquires.

                                       (3)

"Control" has the meaning designated in Section 2(a) (9) of the 1940 Act.

"Independent Trustee" means any trustee of the Trust who is not an "interested person" of the Trust within


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the meaning of Section 2 (a) (19) of the 1940 Act.

"1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to the Trust.

"Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

"Security" has the meaning designated in Section 2(a) (36) of the 1940 Act; provided, however, that it shall not include securities issued by the U.S. government, short-term securities issued by agencies or instrumentalities of the U.S. government, money market instruments, bankers' acceptances or certificates of deposit of a domestic bank, commercial paper, savings or demand deposits with a domestic bank, and shares of registered open-end investment companies.

"Security held or to be acquired" by the Trust means any Security which, within the most recent 15 days, (i) is or has been held by the Trust, or (ii) is being or has been considered by the Trust or the Adviser for purchase by the Trust.

"Trust" has the meaning designated in the preamble hereto.

                                       II.

                      PROHIBITED PRACTICES AND TRANSACTIONS

Section 2.1. Prohibited Practices. No Access Person shall:

(a)   employ any device, scheme or artifice to defraud the Trust;

(b) make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

(d) engage in any manipulative practice with respect to the Trust.

Section 2.2. Prohibited Transactions. Except as otherwise provided in Section
2.3 below, no Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, if such Access Person knows or in the ordinary course of fulfilling his duties should know, that the Security is currently being considered for purchase or sale or is purchased or sold by the Trust without first obtaining prior written clearance from the Compliance Officer of the Trust authorizing such purchase or sale. This prohibition shall continue until the time that the Trust completes the purchase or sale or determines not to make the purchase or sale.

Section 2.3. Exempt Transactions. The prohibitions set forth in Section 2.2 above shall

                                       (4)

not apply to the following types of transactions:

(a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;


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(b) purchases or sales of Securities which are not eligible for purchase or sale by the Trust;

(c) purchase or sales which are non-volitional on the part of either the Access Person or the Trust; and

(d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

                                      III.

                                    REPORTING

Section 3.1. Reporting by Access Persons. (i) Every access Person who is not an Independent Trustee, whether or not one or more of the exemptions set forth in
Section 2.3 above applies, shall report to the Trust every transaction in a Security in which such Access Person has, or by reason of such transaction acquires, any beneficial ownership and (ii) every Access Person who is an Independent Trustee shall report to the Trust each transaction in a Security if such Independent Trustee, at the time of such transaction, knew or in the ordinary course of fulfilling his or her official duties as a trustee should have known, that during the 15-day period immediately preceding or following the date of such transaction, such Security is or was purchased or sold by the Trust or such purchase or sale by the Trust is or was being considered by the Trust or the Adviser. Every report required be made hereunder shall be made not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected.

Section 3.2. Information Required to be Reported. Every report made pursuant to
Section 3.1. shall be made to the Compliance Officer of the Trust and shall contain the following information:

(a) the date of the transaction, the title and amount of shares, or the principal amount of the Security involved;

(b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(c) the price at which the transaction was effected; and

(d) the name of the broker, dealer, bank or other financial institution through which the transaction was effected.

Section 3.3. Disclaimer of Beneficial Ownership. Any report submitted hereunder shall not be construed as an admission that the Access Person making such report has any direct or indirect beneficial ownership in any Security.

Section 3.4. Confidentiality. All reports and any other information furnished pursuant to the requirements of this Code shall be treated as confidential, but shall be subject to review by representatives of the Securities and Exchange Commission.

                                      (5)

                                       IV.

          RULES APPLICABLE TO ACCESS PERSONS OF THE TRUST WHO ARE ALSO
            ACCESS PERSON OF THE ADVISER OR THE PRINCIPAL UNDERWRITER

Section 4.1. Incorporation of the Adviser's and the Principal Underwriter's Code of Ethics. The provisions of the Adviser's and the Principal Underwriter's Code of Ethics dated May, 1995 and as amended from time to time (the "Adviser's Code of Ethics") are hereby incorporated herein by reference as the Trust's Code of Ethics applicable to Access Persons of the Trust who are also Access Persons of the Adviser or of the Principal Underwriter. Such Access Persons shall remain subject to the provisions of this Code of Ethics, other than Article III, in addition to the requirements of the Adviser's Code of Ethics. In


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lieu of the reporting requirements of Article III of this Code of Ethics, such
Access Persons shall submit reports as required by the Adviser's Code of Ethics. The Adviser's Code of Ethics is attached hereto as Exhibit.

Section 4.2. Violation of the Adviser's Code of Ethics. A violation of the Adviser's Code of Ethics by an Access Person of the Trust who is also an Access Person of the Adviser or the Principal Underwriter shall constitute a violation of this Code of Ethics.

Section 4.3. Amendment to the Adviser's Code of Ethics. Any amendment to the Adviser's Code of Ethics shall be deemed an amendment to this Code of Ethics effective ninety (90) days after written notice of each amendment shall have been received by the Secretary of the Trust, unless the Trust's Board of Trustees expressly determines that such amendment shall become effective at an earlier date or shall not be adopted.

                                       V.

                                   ENFORCEMENT

Section 5.1. Compliance Officer. The Board of Trustees of the Trust shall appoint a Compliance Officer to carry out the duties of such office, which duties shall include the following:

(a) identifying all Access Persons who are under a duty to make reports hereunder and notifying such Access Person of such duty;

(b) inquiring into potential or apparent violations of this Code;

(c) maintaining compliance records; and

(d) furnishing to the Board of Trustees of the Trust quarterly compliance reports and such other information as the Board may from time to time request.

Section 5.2. Maintenance of Records. The Trust shall maintain the following records at their principal place of business in the manner and to the extent set forth below:

(a) A copy of this Code and of any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

(6) (b) A list of all persons who are, or within the past five years have been, required to make reports pursuant to Rule 17j-1 under the 1940 Act shall be maintained in an easily accessible place.

(c) A record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

(d) A copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

The compliance records maintained pursuant to this Section 4.2 shall be available to the Securities and Exchange Commission or any representative thereof at any time and from time to time for reasonable periodic, special or other examination.

Section 5.3. Sanctions. Upon finding of a violation of this Code, the Board of Trustees of the Trust


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may impose such sanctions as they deem appropriate, which may include censure, suspension or termination of status of the violator.

                                 ACKNOWLEDGMENT

I hereby acknowledge that I have received and read a copy of this Code of Ethics of Standish, Ayer & Wood Investment Trust, Standish, Ayer & Wood Master Trust, Standish, Ayer & Wood Domestic Master Portfolio, Standish, Ayer & Wood, Inc., Standish International Management Company, L.P. and Standish Fund Distributors, L.P. dated January 17, 1990, as amended September 6, 1991, November 8, 1995, February 9, 1996, and December 18, 1996 and agree to comply with its terms and provisions.


   Date:_____________________________Signature:______________________________

                                       (7)

                                    EXHIBIT A

                         REPORT OF SECURITY TRANSACTIONS

      To:                            , Compliance Officer

      FROM:

      The following is a record of every transaction in a Security in which I had or by reason of which I acquired, any direct or indirect beneficial ownership during the calendar quarter ended:

Name, Description of     Price Per Share/Unit    Date     Name of Broker, Dealer
Security and amount of   Purchased/Sold                   or Bank
Shares/Units             --------------                   -------
------------

      Note: This Report shall not be construed as an admission by me that I have acquired direct or indirect beneficial ownership in the securities involved in those transactions that have been marked with an asterisk (*). Such Transactions are reported pursuant to the Code of Ethics of Standish, Ayer & Wood Investment Trust, Standish, Ayer & Wood Master Trust, Standish, Ayer & Wood Domestic Master Portfolio, Standish, Ayer & Wood, Inc., Standish International Management Company, L.P. and Standish Fund Distributors, L.P. in order to meet the requirements of Section 17(j) of the Investment Company Act of 1940 and Rule 17j-1 thereunder.


      Date: ______________            Signature: _______________________________

      PLEASE RETURN THIS REPORT NO LATER THAN 10 DAYS AFTER THE END OF EACH CALENDAR QUARTER.


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                                       (8)

                                    APPENDIX

                        EXAMPLES OF BENEFICIAL OWNERSHIP

      "Beneficial ownership" of a security has been addressed by the Securities and Exchange Commission in a number of releases and encompasses many diverse situations, including the following:

1. Securities held by you for your own benefit, whether bearer form, registered in your name, or otherwise.

2. Securities held by others for your benefit (regardless of whether or how they are registered), such as securities held for you by a custodian, broker, relative, executor or administrator.

3.    Securities held for your account by a pledgee.

4. Securities held by a trust in which you have an income or remainder interest, unless you only interest is to receive principal if (i) some other remainderman dies before distribution, or (ii) some other person by will directs a distribution of trust property or income to you.

5. Securities held by you as trustee or co-trustee, if either you or a member of your immediate family (i.e., your spouse, children and their descendants, step-children, parents and their ancestors, and step-parents [treating a legal adoption as a blood relationship]) have an income or remainder interest in the trust.

6. Securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries.

7.    Securities held by any partnership in which you are a partner.

8. Securities held by a personal holding company controlled by you alone or jointly with others.

9. Securities held in the name of your spouse unless you are legally separated.

10. Securities held in the name of your minor child or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home, even if the securities were not received from you and the dividends are not actually used for the maintenance of your home.

11. Securities held in the name of another person (other than those listed in examples 9 and 10 above), if by reason of any contract, understanding, relationship, agreement or other arrangement, you obtain benefits substantially equivalent the those of ownership.

12. Securities held in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in example 11 above), if you can vest or revest title in yourself.